UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 20, 2019
LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	LTXB	Nasdaq Global Select Market

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 20, 2019. Holders of record of the Company's common stock at the close of business on March 28, 2019, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Directors
The election of the following directors of the Company for a one-year term and until the election of directors at the Company's next annual meeting of shareholders in 2020

	For	Withheld	Broker Non-Votes
Arcilia C. Acosta	42,535,263	385,818	3,664,103
George A. Fisk	42,655,326	265,755	3,664,103
Kevin J. Hanigan	42,626,284	294,797	3,664,103
Bruce W. Hunt	40,420,446	2,500,635	3,664,103
Anthony J. LeVecchio	42,687,693	233,388	3,664,103
James Brian McCall	42,819,435	101,646	3,664,103
Karen H. O'Shea	42,390,835	530,246	3,664,103
R. Greg Wilkinson	42,757,964	163,117	3,664,103

Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation

For	42,208,926
Against	361,493
Abstain	350,658
Broker Non-Votes	3,664,107

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2019

For	46,173,716
Against	378,896
Abstain	32,572

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	May 23, 2019	By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer